Exhibit 99.1

 ERBA DIAGNOSTICS, INC. ANNOUNCES NOTICE OF

NONCOMPLIANCE WITH NYSE MKT CONTINUED LISTING STANDARDS

MIAMI, FL, December 1, 2015 – ERBA Diagnostics, Inc. (NYSE MKT: ERB) (the “Company”), a fully integrated in vitro diagnostics company, announced today that, on November 25, 2015, the Company received a letter from NYSE MKT LLC (the “Exchange”) stating that the Exchange has determined that the Company is not in compliance with Sections 134 and 1101 of the Exchange’s Company Guide (the “Company Guide”) due to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 with the Securities and Exchange Commission (the “SEC”). The letter also states that the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 is a material violation of its listing agreement with the Exchange and, therefore, pursuant to Section 1003(d) of the Company Guide, the Exchange is authorized to suspend and, unless prompt corrective action is taken, remove the Company’s securities from the Exchange.

The Exchange has informed the Company that, in order to maintain its listing on the Exchange, the Company must, by December 10, 2015, submit a plan of compliance (the “Plan”) addressing how it intends to regain compliance with Sections 134 and 1101 of the Company Guide by February 23, 2016 (the “Plan Period”). If the Company’s Plan is accepted by the Exchange, then the Company may be able to continue its listing during the Plan Period, during which time it will be subject to periodic review to determine whether it is making progress consistent with the Plan. If the Company’s Plan is not accepted by the Exchange, then the Company will be subject to delisting proceedings. Furthermore, if the Plan is accepted by the Exchange, but the Company is not in compliance with the continued listing standards of the Company Guide by February 23, 2016, or if the Company does not make progress consistent with the Plan during the Plan Period, then the Exchange staff will initiate delisting proceedings as appropriate. The Company is working diligently to submit the Plan by December 10, 2015 and to regain compliance with the Company Guide by February 23, 2016.

As previously disclosed in its Notification of Late Filing on Form 12b-25 filed with the SEC on November 16, 2015, the Company has delayed filing its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015. Further, as previously disclosed in its Current Report on Form 8-K filed with the SEC on November 20, 2015, the Audit Committee of the Company, after discussion with the Company’s management team, concluded that the Company’s financial statements for each of the years ended December 31, 2014 and 2013 and for each of the interim periods ended March 31, 2015 and June 30, 2015 (collectively, the “Non-Reliance Periods”) should no longer be relied upon. The Company intends to restate its financial statements for the Non-Reliance Periods by filing amendments to its Annual Report on Form 10-K for the year ended December 31, 2014, which will also include details regarding adjustments in the portion of the Non-Reliance Period occurring during the year ended December 31, 2013, and its Quarterly Reports for the periods ended March 31, 2015 and June 30, 2015 (collectively, the “Restated Filings”) as soon as practicable. The Company expects to file its Quarterly Report on Form 10-Q for the interim period ended September 30, 2015 on or about the same time it files the Restated Filings. The Company is working diligently to complete its review of matters relating to the Non-Reliance Periods and, as soon as practicable thereafter, intends to file the Restated Filings as well as its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 with the SEC.

About ERBA Diagnostics, Inc.

ERBA Diagnostics, Inc. (NYSE MKT: ERB), is a fully integrated in vitro diagnostics company, offering a comprehensive suite of clinical testing products throughout the U.S. and emerging markets. The Company serves as a one-stop shop for the testing needs of the growing number of smaller hospitals, reference labs, and physician clinics. ERBA Diagnostics’ line of proprietary and automated instruments, test kits, and reagents provide customers with autoimmune, infectious diseases, clinical chemistry, hematology, and diabetes testing. www.erbadiagnostics.com

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be preceded by, followed by or otherwise include the words “may,” “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “could,” “would,” “should,” or similar expressions or statements that certain events or conditions may occur. These forward-looking statements are based largely on the Company’s expectations and the beliefs and assumptions of the Company’s management and on the information currently available to it and are subject to a number of risks and uncertainties, including, but not limited to, the risks and uncertainties that:  the Company may not be able to submit the Plan by December 10, 2015; the Company may not be able to regain compliance with the Company Guide by February 23, 2016; the Exchange may not accept the Company’s Plan; the Company may not make progress consistent with the Plan during the Plan Period; the Exchange may initiate delisting proceedings, which would result in the Company’s common stock being delisted by the Exchange; the Company’s financial results may take longer to prepare than anticipated; the Company’s review of the matters described above is on-going and the amounts at issue and the periods to which they relate have not been definitively determined; the Company’s review of the matters described above may take longer to complete than anticipated; the Company’s restated financial statements for the Non-Reliance Periods, which are to be included in the Restated Filings, may take longer to prepare than anticipated; the Company may not be able to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, by February 23, 2016; if the Company does not comply with any one or more of the timeframes set forth above, then the Company’s common stock will be delisted by the Exchange; during the Company’s period of noncompliance with Sections 134 and 1101 of the Company Guide, the Company’s common stock may be delisted by the Exchange; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. See also the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC for further discussion of certain risks and uncertainties that could materially and adversely affect the Company’s business, operating results or financial condition. Many of these factors are beyond the Company’s control. In addition to the risks and uncertainties set forth above, investors should consider the economic, competitive, governmental, technological and other risks and uncertainties discussed in the Company’s filings with the SEC, including, without limitation, the risks and uncertainties discussed under the heading “Risk Factors” in such filings.

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